UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2013

SOLAR POWER, INC.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	000-50142 (Commission File Number)	20- 4956638 (I.R.S. Employer Identification No.)

3300 Douglas Boulevard, Suite # 360
Roseville, California 95661-3888
(Address and telephone number of principal executive offices) (Zip Code)

(916) 770-8100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Explanatory Note

Solar Power, Inc. (the “Company”) is filing this amended Current Report on Form 8-K/A as an Amendment to its Current Report on Form 8-K filed on August 19, 2013 to disclose additional compensation in the form of stock options granted to Min Xiahou in connection with his appointment as Chief Executive Officer of the Company. No other information contained in the Form 8-K is amended by this Form 8-K/A.

Appointment of Min Xiahou as Chief Executive Officer and Director

On August 19, 2013, Mr. Min Xiahou was appointed Chief Executive Officer and Director of the Company. Mr. Xiahou will serve at-will and will not receive any cash compensation from the Company so long as Mr. Xiahou remains in his current position at LDK Solar Co. Ltd., the parent of the Company. The Company granted Mr. Xiahou a stock option to purchase up to 2,000,000 shares of the Company’s common stock at a price per share equal to $0.05. The option will vest equally over four years.

Mr. Xiahou has extensive management experience in corporate strategy, operation, financial and public relationships. Since May 2011, he has served as Senior Vice President of LDK Solar Co., Ltd. and as the General Manager of LDK Solar’s Solar Power System Division. Before that, Mr. Xiahou served various government roles from 1989 to 2011. From 2008 to 2011, Mr. Xiahou served as the Board Chairman and General Manager of Xinyu Urban Construction Group, a state owned construction corporation in China. Mr. Xiahou received his Bachelor of Economics degree from Xiamen University, China in 1989. He is also a Certified Accountant in China.

During the last fiscal year, Mr. Xiahou has not been a party to any transaction or any proposed transaction to which the Company is or was to be a party and in which Mr. Xiahou would have a direct or indirect interest. Mr. Xiahou has no family relationships with any director or executive officers of the Company, or with any persons nominated or chosen by the Company to become directors or executive officers. There is no material plan, contract or arrangement (whether or not written) to which Mr. Xiahou is a party or in which he participates that is entered into or an material amendment in connection with the Company’s appointment of Mr. Xiahou, or any grant or award to Mr. Xiahou or modification thereto, under any such plan, contract or arrangement in connection with the Company’s appointment of Mr. Xiahou.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC. a California Corporation

Dated: October 30, 2013	/s/ Charlotte Xi
Charlotte Xi
President

 3